EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73924) pertaining to the 1991 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-18907) pertaining to the 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-78795) pertaining to the 1998 Employee Incentive Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-63166) pertaining to the 2001 Employee Stock Option Plan, of our report dated September 24, 2001, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2001 and the related financial statement schedule of MISONIX, INC. included in its Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                                    /s/ KPMG LLP
Melville, New York
September 19, 2003


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